UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

SANDISK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

951 SanDisk Drive, Milpitas, California  95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

On October 20, 2015, SanDisk Corporation (“SanDisk”) entered into a New Y2 Facility Agreement (the “Agreement”) by and among SanDisk, several wholly owned SanDisk subsidiaries, Toshiba Corporation (“Toshiba”) and their semiconductor manufacturing joint ventures, Flash Partners, Ltd. (“Flash Partners”), Flash Alliance, Ltd. (“Flash Alliance”) and Flash Forward, Ltd. (‘Flash Forward,” together with Flash Partners and Flash Alliance, “Flash Ventures”) setting forth their agreement regarding the construction and operation of a new 300-millimeter wafer fabrication facility in Yokkaichi, Japan, referred to as “New Fab 2.”  The primary purpose of New Fab 2, which is located adjacent to the fabrication facilities in Yokkaichi currently utilized by Flash Ventures, is to provide cleanroom space to transition the parties’ current 2-dimensional NAND manufacturing capacity to 3-dimensional NAND (“3D NAND”) beginning in 2016.  The Agreement establishes terms for the manufacture of NAND in New Fab 2 and amends the existing agreements governing Flash Ventures to provide for their use of New Fab 2 and for the manufacture of 3D NAND in the other Yokkaichi fabrication facilities, as well.

Toshiba owns and is funding the construction of New Fab 2.  The shell was built in one phase, and the cleanroom is being built in three phases of similar size.  Equipment installation in the first phase of the cleanroom began in October 2015.

Under the Agreement, SanDisk is committed to 50% of New Fab 2’s start-up costs, as well as 50% of the initial production ramp in New Fab 2.  SanDisk’s share of the initial commitment is expected to result in equipment investments and start-up costs totaling approximately $600 million, to be incurred primarily through 2016.  SanDisk is also required under the Agreement to prepay approximately $42 million in October 2015 toward the New Fab 2 building depreciation, to be credited against future wafer charges.  SanDisk expects to fund its portion of the initial commitment and building depreciation prepayment with cash as well as through other financing sources.  Beyond the initial commitment, each of Toshiba and SanDisk has some flexibility as to the extent and timing of its participation in any 3D NAND transitions or capacity expansions using New Fab 2.

In connection with their entry into the Agreement, SanDisk and Toshiba have also agreed to, among others, (i) extend the term of Flash Partners to December 31, 2029, (ii) undertake certain commitments to promote information security and (iii) mutually contribute to, and indemnify each other and Flash Ventures for, certain environmental remediation costs or liabilities resulting from New Fab 2’s operations.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement, which SanDisk intends to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ending January 3, 2016.

Forward-Looking Statements

This report contains certain forward-looking statements, including expectations relating to construction, equipment installation and production schedules, production focus in New Fab 2, amounts and timing of investments, start-up costs and other payments and financial sources for those payments, that are based on current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.  Risks that may cause these forward-looking statements to be inaccurate include among others:  general business and economic conditions; construction, installation, production and technology transition difficulties or delays; availability of cash or other financing sources; failure to manage risks associated with Flash Ventures and SanDisk’s strategic partnership with Toshiba; or the other risks detailed from time-to-time in SanDisk’s Securities and Exchange Commission filings and reports, including, but not limited to, its most recent Quarterly Report on Form 10-Q.  SanDisk does not intend to update the information contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDISK CORPORATION

Dated: October 20, 2015	By:	/s/ Judy Bruner
Judy Bruner
Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)